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                                                           EXHIBIT NO. 99.1 (p)

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust I (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as MFS Equity Income Fund shall be redesignated as MFS Value Fund.

         Pursuant to Section 6.9(h) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of December, 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.

MARSHALL N. COHAN                            ARNOLD D. SCOTT
----------------------------                 ----------------------------
Marshall N. Cohan                            Arnold D. Scott
2524 Bedford Mews Drive                      20 Rowes Wharf
Wellington,  FL  33414                       Boston,  MA  02110


LAWRENCE H. COHN                             JEFFREY L. SHAMES
----------------------------                 ----------------------------
Lawrence H. Cohn                             Jeffrey L. Shames
45 Singletree Road                           38 Lake Avenue
Chestnut Hill,  MA  02167                    Newton,  MA  02459


SIR J. DAVID GIBBONS                         J. DALE SHERRATT
----------------------------                 ----------------------------
Sir J. David Gibbons                         J. Dale Sherratt
"Leeward"                                    86 Farm Road
5 Leeside Drive                              Sherborn,  MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05
                                             WARD SMITH
                                             ----------------------------
ABBY M. O'NEILL                              Ward Smith
----------------------------                 36080 Shaker Blvd
Abby M. O'Neill                              Hunting Valley,  OH 44022
200 Sunset Road
Oyster Bay,  NY  11771


WALTER E. ROBB, III
----------------------------
Walter E. Robb, III
35 Farm Road
Sherborn,  MA  01770